Citigroup Global Markets Holdings Inc.	November 18, 2022 Medium-Term Senior Notes, Series N Pricing Supplement No. 2022-USNCH14945 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-255302 and 333-255302-03

5,026 Contingent Income Callable Securities Due November 21, 2024

Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®

Principal at Risk Securities

Overview

▪	The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. The securities offer the potential for quarterly contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. In exchange for this higher potential yield, you must be willing to accept the risks that (i) your actual yield may be lower than the yield on our conventional debt securities of the same maturity because you may not receive one or more, or any, contingent coupon payments and (ii) your actual yield may be negative because your payment at maturity may be significantly less than the stated principal amount of your securities and possibly zero. These risks will depend on the performance of the worst performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index® (each, an “underlying index”), as described below. You will be subject to risks associated with each of the underlying indices and will be negatively affected by adverse movements in any one of the underlying indices regardless of the performance of the others. Although you will be exposed to downside risk with respect to the worst performing underlying index, you will not participate in any appreciation of any underlying index or receive any dividends paid on the stocks included in any underlying index.

▪	We have the right to call the securities for mandatory redemption on any potential redemption date prior to the maturity date.

▪	Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any payments due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying indices:	Underlying indices	Initial index level*	Downside threshold level**	Coupon barrier level**
	Russell 2000® Index (ticker symbol: “RTY”)	1,849.732	1,109.839	1,109.839
	S&P 500® Index (ticker symbol: “SPX”)	3,965.34	2,379.204	2,379.204
	Nasdaq-100 Index® (ticker symbol: “NDX”)	11,677.02	7,006.212	7,006.212
* For each underlying index, its closing level on the pricing date **For each underlying index, 60% of its initial index level
Aggregate stated principal amount:	$5,026,000
Stated principal amount:	$1,000 per security
Pricing date:	November 18, 2022
Issue date:	November 23, 2022
Final valuation date:	November 18, 2024, subject to postponement if such date is not a scheduled trading day for any underlying index or if certain market disruption events occur with respect to any underlying index.
Maturity date:	Unless earlier redeemed by us, November 21, 2024
Contingent coupon:	On each quarterly contingent coupon payment date, unless previously redeemed by us, the securities will pay a contingent coupon equal to 2.50% of the stated principal amount of the securities (10.00% per annum) if and only if a coupon barrier event has not occurred during the related observation period. If a coupon barrier event occurs during an observation period, you will not receive any contingent coupon payment on the related contingent coupon payment date. A coupon barrier event will occur if the closing level of any underlying index is less than its coupon barrier level on any trading day for that underlying index during an observation period.
Payment at maturity:

Unless earlier redeemed by us, for each $1,000 stated principal amount security you hold at maturity, you will receive cash in an amount determined as follows (in addition to the final contingent coupon payment, if any):

▪  If the final index level of the worst performing underlying index is greater than or equal to its downside threshold level:

$1,000

▪  If the final index level of the worst performing underlying index is less than its downside threshold level:

$1,000 + ($1,000 × the index return of the worst performing underlying index)

If the final index level of the worst performing underlying index is less than its downside threshold level, you will receive less, and possibly significantly less, than 60% of the stated principal amount of your securities at maturity.

Listing:	The securities will not be listed on any securities exchange
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee	Proceeds to issuer
Per security:	$1,000.00	$15.00(2)	$980.00
$5.00(3)
Total:	$5,026,000.00	$100,520.00	$4,925,480.00

(Key Terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $958.80 per security, which is less than the issue price.  The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance.  See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $20.00 for each $1,000 security sold in this offering.  Certain selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from CGMI a fixed selling concession of $15.00 for each $1,000 security they sell.  Additionally, it is possible that CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines.  See “Use of Proceeds and Hedging” in the accompanying prospectus.

(3) Reflects a structuring fee payable to Morgan Stanley Wealth Management by CGMI of $5.00 for each security.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-8.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the following hyperlinks:

Product Supplement No. EA-04-09 dated May 11, 2021	Underlying Supplement No. 10 dated May 11, 2021

Prospectus Supplement and Prospectus each dated May 11, 2021

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.
5,026 Contingent Income Callable Securities Due November 21, 2024 Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index® Principal at Risk Securities

KEY TERMS (continued)
Coupon barrier event:	A coupon barrier event will occur with respect to an observation period if the closing level of any underlying index is less than its coupon barrier level on any trading day for that underlying index during that observation period.
Observation periods:	Each observation period will consist of each day from but excluding an observation period end-date to and including the following observation period end-date, provided that the first observation period will consist of each day from but excluding the pricing date to and including the first observation period end-date.
Observation period end-dates and contingent coupon payment dates:	The observation period end-dates and contingent coupon payment dates are set forth below:
Observation period end-dates	Contingent coupon payment dates
February 21, 2023	February 24, 2023
May 18, 2023	May 23, 2023
August 18, 2023	August 23, 2023
November 20, 2023	November 24, 2023
February 20, 2024	February 23, 2024
May 20, 2024	May 23, 2024
August 19, 2024	August 22, 2024
November 18, 2024 (the “final valuation date”)	November 21, 2024 (the “maturity date”)
Trading day:	For any underlying index, a scheduled trading day for that underlying index on which a market disruption event has not occurred with respect to that underlying index.
Redemption:	We may call the securities, in whole and not in part, for mandatory redemption on any potential redemption date upon not less than three business days’ notice. Following an exercise of our call right, you will receive for each security you then hold an amount in cash equal to the early redemption payment. If the securities are redeemed, no further payments will be made.
Potential redemption dates:	The contingent coupon payment dates beginning in February 2023 and ending in August 2024
Early redemption payment:	The stated principal amount of $1,000 per security plus the related contingent coupon payment, if any
Final index level:	For each underlying index, its closing level on the final valuation date
Index return:	For each underlying index, (i) its final index level minus its initial index level, divided by (ii) its initial index level
Worst performing underlying index:	The underlying index with the lowest index return
CUSIP / ISIN:	17330YSA9 / US17330YSA90

Additional Information

The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Consequences of a Market Disruption Event; Postponement of a Valuation Date” and “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Discontinuance or Material Modification of an Underlying Index,” and not in this pricing supplement. The accompanying underlying supplement contains important disclosures regarding each underlying index that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

November 2022	PS-2

Citigroup Global Markets Holdings Inc.
5,026 Contingent Income Callable Securities Due November 21, 2024 Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index® Principal at Risk Securities

Investment Summary

The securities provide an opportunity for investors to earn a quarterly contingent coupon payment, which is an amount equal to $25.00 (2.50% of the stated principal amount) per security, with respect to each quarterly observation period during which a coupon barrier event does not occur.  A coupon barrier event will occur during an observation period if the closing level of any underlying index is less than its coupon barrier level on any trading day for that underlying index during that observation period.  The quarterly contingent coupon payment, if any, will be payable quarterly on the relevant contingent coupon payment date, which is the third business day after the related observation period end-date or, in the case of the quarterly contingent coupon payment, if any, with respect to the final observation period, the maturity date. If a coupon barrier event occurs during an observation period, investors will receive no quarterly contingent coupon payment on the related contingent coupon payment date. It is possible that a coupon barrier event will occur with respect to some or all of the observation periods during the term of the securities so that you will receive few or no quarterly contingent coupon payments. We refer to these payments as contingent because there is no guarantee that you will receive a payment on any contingent coupon payment date.

We may call the securities, in whole and not in part, for mandatory redemption on any potential redemption date upon not less than three business days’ notice for an early redemption payment equal to the stated principal amount plus the quarterly contingent coupon payment, if any, due on that contingent coupon payment date.  Thus, the term of the securities may be limited to three months.  If we redeem the securities prior to maturity, you will not receive any additional contingent coupon payments.  Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.  If we redeem the securities prior to maturity, it is likely to be at a time when the underlying indices are performing in a manner that would otherwise have been favorable to you.  On the other hand, we will be less likely to redeem the securities when the underlying indices are performing unfavorably from your perspective, including when the closing level of any underlying index is below its respective coupon barrier level and/or when the final index level of any underlying index is expected to be below its respective downside threshold level, such that you will receive no quarterly contingent coupon payments and/or that you will suffer a significant loss on your initial investment in the securities at maturity.  Thus, if we do not redeem the securities prior to maturity, it is more likely that you will receive few or no quarterly contingent coupon payments and suffer a significant loss at maturity.

If the securities have not previously been redeemed by us and the final index level of the worst performing underlying index is greater than or equal to its downside threshold level, you will be repaid the stated principal amount of your securities at maturity.  However, if the securities have not previously been redeemed by us and the final index level of the worst performing underlying index is less than its downside threshold level, investors will be exposed to the decline in the closing level of the worst performing underlying index, as compared to its initial index level, on a 1-to-1 basis. Under these circumstances, the payment at maturity will be (i) the stated principal amount plus (ii) (a) the stated principal amount times (b) the index return of the worst performing underlying index, which means that the payment at maturity will be less than 60% of the stated principal amount of the securities and could be zero.

Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of receiving few or no quarterly contingent coupon payments over the term of the securities.  The stated payments on the securities are based solely on the performance of the worst performing of the three underlying indices.  As a result, investors will be negatively affected by adverse movements in any one of the underlying indices, regardless of the performance of the others.  In addition, investors will not participate in any appreciation of any of the underlying indices.

Key Investment Rationale

The securities offer investors an opportunity to earn a quarterly contingent coupon payment equal to 2.50% of the stated principal amount with respect to each quarterly observation period during which a coupon barrier event does not occur.  The securities may be redeemed by us prior to maturity for the stated principal amount per security plus the applicable quarterly contingent coupon payment, if any, and the payment at maturity will vary depending on the final index level of the worst performing underlying index, as follows:

Scenario 1

On any potential redemption date (beginning approximately three months after the issue date), we exercise our right to call the securities.

■    The securities will be redeemed for (i) the stated principal amount plus (ii) the quarterly contingent coupon payment with respect to the related observation period, if any.

■    Investors will not participate in any appreciation of any of the underlying indices from their applicable initial index levels.

November 2022	PS-3

Citigroup Global Markets Holdings Inc.
5,026 Contingent Income Callable Securities Due November 21, 2024 Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index® Principal at Risk Securities

Scenario 2

The securities are not redeemed prior to maturity, and the final index level of the worst performing underlying index is greater than or equal to its downside threshold level.

■    You will be repaid the stated principal amount of your securities at maturity plus the quarterly contingent coupon payment, if any.

■    Investors will not participate in any appreciation of any of the underlying indices from their applicable initial index levels.

Scenario 3

The securities are not redeemed prior to maturity, and the final index level of the worst performing underlying index is less than its downside threshold level.

■    The payment due at maturity will be (i) the stated principal amount plus (ii) (a) the stated principal amount times (b) the index return of the worst performing underlying index on the final valuation date.

■    Investors will lose a significant portion, and may lose all, of their principal in this scenario.

November 2022	PS-4

Citigroup Global Markets Holdings Inc.
5,026 Contingent Income Callable Securities Due November 21, 2024 Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index® Principal at Risk Securities

How the Securities Work

The following diagrams illustrate potential payments on the securities. The first diagram illustrates how to determine whether a contingent coupon payment will be paid with respect to a quarterly observation period.  The second diagram illustrates how to determine the payment at maturity if the securities are not redeemed by us prior to maturity.

Diagram #1: Quarterly Contingent Coupon Payments

Diagram #2: Payment at Maturity if No Early Redemption Occurs

For more information about contingent coupon payments and the payment at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page PS-6.

November 2022	PS-5

Citigroup Global Markets Holdings Inc.
5,026 Contingent Income Callable Securities Due November 21, 2024 Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index® Principal at Risk Securities

Hypothetical Examples

The examples below illustrate how to determine whether a contingent coupon will be paid with respect to a quarterly observation period and how to calculate the payment at maturity on the securities if we do not redeem the securities prior to maturity.  You should understand that the term of the securities, and your opportunity to receive the contingent coupon payments on the securities, may be limited to as short as three months if we elect to redeem the securities prior to the maturity date, which is not reflected in the examples below.  For ease of analysis, figures in the examples below may have been rounded.

The examples below are based on the following hypothetical values and do not reflect the actual initial index levels of any of the underlying indices or their applicable coupon barrier levels and downside threshold levels. For the actual initial index level, coupon barrier level and downside threshold level of each underlying index, see the cover page of this pricing supplement. We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work. However, you should understand that the actual payment at maturity on the securities will be calculated based on the actual initial index level, coupon barrier level and downside threshold level of each underlying index, and not the hypothetical values indicated below. For ease of analysis, figures below have been rounded:

Hypothetical quarterly contingent coupon payment:	$25.00 (2.50% of the stated principal amount) per security
Hypothetical initial index level:	For each underlying index, 100.00
Hypothetical coupon barrier level:	For each underlying index, 60.00, which, with respect to each underlying index, is 60% of its hypothetical initial index level
Hypothetical downside threshold level:	For each underlying index, 60.00, which, with respect to each underlying index, is 60% of its hypothetical initial index level

How to determine whether a contingent coupon is payable with respect to a quarterly observation period:

	Hypothetical lowest closing level of each underlying index on any trading day during an observation period			Hypothetical contingent coupon payment per security
	Russell 2000® Index	S&P 500® Index	Nasdaq-100 Index®
Example 1	90.000 (greater than or equal to coupon barrier level)	95.00 (greater than or equal to coupon barrier level)	87.00 (greater than or equal to coupon barrier level)	$25.00
Example 2	88.000 (greater than or equal to coupon barrier level)	93.00 (greater than or equal to coupon barrier level)	55.00 (less than coupon barrier level)	$0
Example 3	50.000 (less than coupon barrier level)	55.00 (less than coupon barrier level)	90.00 (greater than or equal to coupon barrier level)	$0
Example 4	50.000 (less than coupon barrier level)	55.00 (less than coupon barrier level)	45.00 (less than coupon barrier level)	$0

Example 1: In this example, the closing levels of each underlying index are greater than or equal to their respective coupon barrier levels on each trading day during an observation period.  As a result, a coupon barrier event does not occur and investors in the securities would receive the contingent coupon payment of $25.00 per security on the related contingent coupon payment date.

Example 2, 3 and 4: In these examples, one or more underlying indices close below their respective coupon barrier levels on at least one trading day during an observation period.  As a result, investors would not receive any contingent coupon payment on the related contingent coupon payment date.

Investors in the securities will not receive a contingent coupon payment with respect to an observation period if the closing level of any underlying index is less than its coupon barrier level on any trading day for that underlying index during that observation period, even if the closing level of that underlying index is greater than its coupon barrier level on some or all other trading days during that observation period, and even if the closing levels of the other underlying indices are greater than their respective coupon barrier levels on each trading day during that observation period.

November 2022	PS-6

Citigroup Global Markets Holdings Inc.
5,026 Contingent Income Callable Securities Due November 21, 2024 Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index® Principal at Risk Securities

How to determine the payment at maturity on the securities if we do not elect to redeem the securities prior to maturity:

	Hypothetical final index level of the Russell 2000® Index	Hypothetical final index level of the S&P 500® Index	Hypothetical final index level of the Nasdaq-100 Index®	Hypothetical payment at maturity per security
Example 5	110.000 (index return = 10%)	120.00 (index return = 20%)	115.00 (index return = 15%)	$1,000.00, plus the quarterly contingent coupon payment, if any
Example 6	105.000 (index return = 5%)	40.00 (index return = -60%)	100.00 (index return = 0%)	$400.00
Example 7	85.000 (index return = -15%)	90.00 (index return = -10%)	20.00 (index return = -80%)	$200.00

Example 5: In this example, the Russell 2000® Index is the worst performing underlying index.  In this scenario, the final index level of the worst performing underlying index is greater than its downside threshold level.  Accordingly, at maturity, you would be repaid the stated principal amount of the securities plus the quarterly contingent coupon payment, if any, but you would not participate in the appreciation of any of the underlying indices even though all of the underlying indices have appreciated from their respective initial index levels.

Example 6: In this example, the S&P 500® Index is the worst performing underlying index.  In this scenario, the final index level of the worst performing underlying index is less than its downside threshold level.  Accordingly, at maturity, you would receive a payment per security calculated as follows:

Payment at maturity = $1,000 + ($1,000 × the index return of the S&P 500® Index)

= $1,000 + ($1,000 × -60%)

= $1,000 + -$600

= $400

In this scenario, you would receive significantly less than the stated principal amount of your securities and you will not receive a quarterly contingent coupon payment at maturity.  You would incur a loss based on the performance of the worst performing underlying index, even though the final index levels of the other underlying indices are greater than their respective downside threshold levels.

Example 7: In this example, the Nasdaq-100 Index® is the worst performing underlying index and its final index level is less than its downside threshold level.  Accordingly, at maturity, you would receive a payment per security calculated as follows:

Payment at maturity = $1,000 + ($1,000 × the index return of the Nasdaq-100 Index®)

= $1,000 + ($1,000 × -80%)

= $1,000 + -$800

= $200

In this scenario, because the final index level of the worst performing underlying index is less than its downside threshold level, you would lose a significant portion of your investment in the securities and you will not receive a quarterly contingent coupon payment at maturity, even though the final index levels of the other underlying indices are greater than their respective downside threshold levels.

November 2022	PS-7

Citigroup Global Markets Holdings Inc.
5,026 Contingent Income Callable Securities Due November 21, 2024 Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index® Principal at Risk Securities

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities.  The securities are subject to all of the risks associated with an investment in our conventional debt securities that are guaranteed by Citigroup Inc., including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlying indices.  Accordingly, the securities are appropriate only for investors who are capable of understanding the complexities and risks of the securities.  You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the appropriateness of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities.  You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement.  You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose a significant portion or all of your investment. Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. If we do not redeem the securities prior to maturity and the final index level of the worst performing underlying index is less than its downside threshold level, you will lose a significant portion or all of your investment, based on a loss of 1% of the stated principal amount of the securities for every 1% by which the final index level of the worst performing underlying index is less than its initial index level, regardless of the performance of the other underlying indices. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment. If the final index level of any underlying index is less than its downside threshold level, you will be fully exposed to any depreciation of the worst performing underlying index from its initial index level to its final index level.

▪	You will not receive any contingent coupon payment for any quarterly observation period during which a coupon barrier event occurs. A contingent coupon payment will be made on a contingent coupon payment date if and only if a coupon barrier event does not occur during the related observation period. A coupon barrier event will occur with respect to an observation period if the closing level of any underlying index is less than its coupon barrier level on any trading day for that underlying index during that observation period. If a coupon barrier event occurs during any observation period, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if a coupon barrier event occurs during every observation period, you will not receive any contingent coupon payments over the term of the securities.

▪	The quarterly contingent coupon payment is contingent on the closing level of each underlying index on each trading day throughout the observation periods. Whether the quarterly contingent coupon payment will be made with respect to an observation period will be based on the closing level of each underlying index on each trading day during that observation period. If the closing level of any underlying index is less than its coupon barrier level on any trading day during an observation period, you will not receive a contingent coupon payment on the related contingent coupon payment date, even if the closing level of that underlying index is greater than its coupon barrier level on all other trading days during that observation period, and even if the closing levels of the other underlying indices are greater than their respective coupon barrier levels on each trading day during that observation period. As a result, the potential to receive a contingent coupon payment with respect to an observation period can be knocked out by a temporary event that affects only one underlying index on only one day during that observation period.

▪	The securities are subject to the risks of all of the underlying indices and will be negatively affected if any one of the underlying indices performs poorly, even if the others perform well. You are subject to risks associated with all of the underlying indices. If any one of the underlying indices performs poorly, you will be negatively affected, even if the other underlying indices perform well. The securities are not linked to a basket composed of the underlying indices, where the better performance of one or two could ameliorate the poor performance of the others. Instead, you are subject to the full risks of whichever of the underlying indices is the worst performing.

▪	You will not benefit in any way from the performance of the better performing underlying indices. The return on the securities depends solely on the performance of the worst performing of the three underlying indices, and you will not benefit in any way from the performance of the better performing underlying indices. The securities may underperform a similar alternative investment linked to a basket composed of the underlying indices, since in such case the performance of the better performing underlying indices would be blended with the performance of the worst performing of the three underlying indices, resulting in a better return than the return of the worst performing of the three underlying indices.

▪	You will be subject to risks relating to the relationship among the underlying indices. It is preferable from your perspective for the underlying indices to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlying indices will not exhibit this relationship. The less correlated the underlying indices, the more likely it is that any one of the underlying indices will perform

November 2022	PS-8

Citigroup Global Markets Holdings Inc.
5,026 Contingent Income Callable Securities Due November 21, 2024 Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index® Principal at Risk Securities

poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlying indices to perform poorly; the performance of any underlying index that is not the worst performing of the three underlying indices is not relevant to your return on the securities.  It is impossible to predict what the relationship among the underlying indices will be over the term of the securities.  The S&P 500® Index represents large capitalization stocks in the United States, the Russell 2000® Index represents small capitalization stocks in the United States and the Nasdaq-100 Index® represents 100 of the largest non-financial companies listed on the Nasdaq Stock Market. Accordingly, the underlying indices represent markets that differ in significant ways and, therefore, may not be correlated with each other.

▪	Higher contingent coupon rates are associated with greater risk. The securities offer contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. This higher potential yield is associated with greater levels of expected risk as of the pricing date for the securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that the amount you receive at maturity may be significantly less than the stated principal amount of your securities and may be zero. The volatility of and the correlation among the underlying indices are important factors affecting these risks. Greater expected volatility of, and lower expected correlation among, the underlying indices as of the pricing date may result in a higher contingent coupon rate, but would also represent a greater expected likelihood as of the pricing date that a coupon barrier event will occur during one or more observation periods, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that the final index level of the worst performing underlying index will be less than its downside threshold level, such that you will suffer a substantial loss of principal at maturity.

▪	You may not be adequately compensated for assuming the downside risk of the worst performing underlying index. The potential contingent coupon payments on the securities are the compensation you receive for assuming the downside risk of the worst performing underlying index, as well as all the other risks of the securities. That compensation is effectively “at risk” and may, therefore, be less than you currently anticipate. First, the actual yield you realize on the securities could be lower than you anticipate because the coupon is “contingent” and you may not receive a contingent coupon payment on one or more, or any, of the contingent coupon payment dates. Second, the contingent coupon payments are the compensation you receive not only for the downside risk of the worst performing underlying index, but also for all of the other risks of the securities, including the risk that the securities may be redeemed by us beginning approximately three months after the issue date, interest rate risk and our and/or Citigroup Inc.’s credit risk. If those other risks increase or are otherwise greater than you currently anticipate, the contingent coupon payments may turn out to be inadequate to compensate you for all the risks of the securities, including the downside risk of the worst performing underlying index.

▪	We may redeem the securities at our option, which will limit your ability to receive the contingent coupon payments. We may redeem the securities on any potential redemption date upon not less than three business days’ notice. In the event that we redeem the securities, you will receive the stated principal amount of your securities and the related contingent coupon payment, if any. Thus, the term of the securities may be limited to as short as three months. If we redeem the securities prior to maturity, you will not receive any additional contingent coupon payments. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk. If we redeem the securities prior to maturity, it is likely to be at a time when the underlying indices are performing in a manner that would otherwise have been favorable to you. By contrast, if the underlying indices are performing unfavorably from your perspective, we are less likely to redeem the securities. If we redeem the securities, we will do so at a time that is advantageous to us and without regard to your interests.

▪	The securities offer downside exposure to the worst performing underlying index, but no upside exposure to the underlying indices. You will not participate in any appreciation in the level of any of the underlying indices over the term of the securities. Consequently, your return on the securities will be limited to the contingent coupon payments you receive, if any, and may be significantly less than the return on the underlying indices over the term of the securities. In addition, you will not receive any dividends or other distributions or have any other rights with respect to the underlying indices or the stocks included in the underlying indices over the term of the securities.

▪	The payment at maturity depends on the closing level of the worst performing underlying index on a single day. If the closing level of the worst performing underlying index on the final valuation date is less than its downside threshold level, you will not receive the full stated principal amount of your securities at maturity, even if the closing level of the worst performing underlying index is greater than its downside threshold level on other dates during the term of the securities.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities.

November 2022	PS-9

Citigroup Global Markets Holdings Inc.
5,026 Contingent Income Callable Securities Due November 21, 2024 Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index® Principal at Risk Securities

CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions and structuring fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation among the underlying indices, dividend yields on the stocks included in the underlying indices and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not the same as the coupon that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion.  As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the level and volatility of the underlying indices and a number of other factors, including the price and volatility of the stocks included in the underlying indices, the correlation among the underlying indices, dividend yields on

November 2022	PS-10

Citigroup Global Markets Holdings Inc.
5,026 Contingent Income Callable Securities Due November 21, 2024 Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index® Principal at Risk Securities

the stocks included in the underlying indices, interest rates generally, the time remaining to maturity and our and/or Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate.  Changes in the levels of the underlying indices may not result in a comparable change in the value of your securities.  You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	The securities are linked to the Russell 2000® Index and will be subject to risks associated with small capitalization stocks. The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

▪	Changes that affect the underlying indices may affect the value of your securities. The sponsors of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index® may add, delete or substitute the stocks that constitute those indices or make other methodological changes that could affect the levels of those indices. We are not affiliated with any such index sponsor and, accordingly, we have no control over any changes any such index sponsor may make. Such changes could be made at any time and could adversely affect the performance of the underlying indices and the value of and your payment at maturity on the securities.

▪	Our offering of the securities does not constitute a recommendation of any underlying index. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlying indices is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks that constitute the underlying indices or in instruments related to the underlying indices, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying indices. These and other activities of our affiliates’ may affect the levels of the underlying indices in a way that has a negative impact on your interests as a holder of the securities.

▪	Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or underlying shares, or engaging in transactions in them, and any such action could adversely affect the value of underlying shares. These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

▪	The level of an underlying index may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the stocks included in the underlying indices and other financial instruments related to the underlying indices or the stocks included in the underlying indices and may adjust such positions during the term of the securities. Our affiliates also trade the stocks included in the underlying indices and other related financial instruments on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the levels of the underlying indices in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the issuers of the stocks included in the underlying indices, including extending loans to, making equity investments in or providing advisory services to such companies. In the course of this business, we or our affiliates may acquire non-public information which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such company, they may exercise any remedies against such company that are available to them without regard to your interests.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events or the discontinuance of an underlying index, CGMI, as calculation agent,

November 2022	PS-11

Citigroup Global Markets Holdings Inc.
5,026 Contingent Income Callable Securities Due November 21, 2024 Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index® Principal at Risk Securities

will be required to make discretionary judgments that could significantly affect your payment at maturity.  In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Non-U.S. investors should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. investor, generally at a rate of 30%.  To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement.  You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

November 2022	PS-12

Citigroup Global Markets Holdings Inc.
5,026 Contingent Income Callable Securities Due November 21, 2024 Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index® Principal at Risk Securities

Information About the Russell 2000® Index

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. All stocks included in the Russell 2000® Index are traded on a major U.S. exchange. It is calculated and maintained by Russell Investments, a subsidiary of Russell Investment Group. The Russell 2000® Index is reported by Bloomberg L.P. under the ticker symbol “RTY.”

“Russell 2000® Index” is a trademark of Russell Investment Group and has been licensed for use by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions—The Russell Indices—Disclaimers” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The Russell Indices—The Russell 2000® Index” in the accompanying underlying supplement for important disclosures regarding the Russell 2000® Index.

Historical Information

The closing level of the Russell 2000® Index on November 18, 2022 was 1,849.732.

The graph below shows the closing levels of the Russell 2000® Index for each day such level was available from January 3, 2012 to November 18, 2022. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the Russell 2000® Index as an indication of future performance.

Russell 2000® Index – Historical Closing Levels January 3, 2012 to November 18, 2022

* The red line indicates the downside threshold level with respect to the Russell 2000® Index of 1,109.839, equal to 60% of the closing level of the Russell 2000® Index on November 18, 2022.

November 2022	PS-13

Citigroup Global Markets Holdings Inc.
5,026 Contingent Income Callable Securities Due November 21, 2024 Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index® Principal at Risk Securities

Information About the S&P 500® Index

The S&P 500® Index consists of 500 common stocks selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets. It is calculated and maintained by S&P Dow Jones Indices LLC. The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

“Standard & Poor’s,” “S&P” and “S&P 500®” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions—The S&P U.S. Indices—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The S&P U.S. Indices—The S&P 500® Index” in the accompanying underlying supplement for important disclosures regarding the S&P 500® Index.

Historical Information

The closing level of the S&P 500® Index on November 18, 2022 was 3,965.34.

The graph below shows the closing levels of the S&P 500® Index for each day such level was available from January 3, 2012 to November 18, 2022. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the S&P 500® Index as an indication of future performance.

S&P 500® Index – Historical Closing Levels January 3, 2012 to November 18, 2022

* The red line indicates the downside threshold level with respect to the S&P 500® Index of 2,379.204, equal to 60% of the closing level of the S&P 500® Index on November 18, 2022.

November 2022	PS-14

Citigroup Global Markets Holdings Inc.
5,026 Contingent Income Callable Securities Due November 21, 2024 Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index® Principal at Risk Securities

Information About the Nasdaq-100 Index®

The Nasdaq-100 Index® is a modified market capitalization-weighted index of stocks of the 100 largest non-financial companies listed on The Nasdaq Stock Market.  All stocks included in the Nasdaq-100 Index® are traded on a major U.S. exchange.  The Nasdaq-100 Index® was developed by The Nasdaq Stock Market, Inc. and is calculated, maintained and published by Nasdaq, Inc. The Nasdaq-100 Index® is reported by Bloomberg L.P. under the ticker symbol “NDX.”

“Nasdaq-100 Index®” is a trademark of Nasdaq, Inc and has been licensed for use by Citigroup Inc. and its affiliates.  For more information, see “Equity Index Descriptions—The Nasdaq-100 Index®—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The Nasdaq-100 Index®” in the accompanying underlying supplement for important disclosures regarding the Nasdaq-100 Index®.

Historical Information

The closing level of the Nasdaq-100 Index® on November 18, 2022 was 11,677.02.

The graph below shows the closing levels of the Nasdaq-100 Index® for each day such level was available from January 3, 2012 to November 18, 2022. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the Nasdaq-100 Index® as an indication of future performance.

Nasdaq-100 Index® – Historical Closing Levels January 3, 2012 to November 18, 2022

* The red line indicates the downside threshold level with respect to the Nasdaq-100 Index® of 7,006.212, equal to 60% of the closing level of the Nasdaq-100 Index® on November 18, 2022.

November 2022	PS-15

Citigroup Global Markets Holdings Inc.
5,026 Contingent Income Callable Securities Due November 21, 2024 Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index® Principal at Risk Securities

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities.  In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with associated coupon payments that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting.  In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	Any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Withholding Tax on Non-U.S. Holders. Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to Non-U.S. Holders (as defined in the accompanying product supplement), generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold.  In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities.  Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations.  However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2025 that do not have a “delta” of one.  Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment.  Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

We will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement.  The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

November 2022	PS-16

Citigroup Global Markets Holdings Inc.
5,026 Contingent Income Callable Securities Due November 21, 2024 Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index® Principal at Risk Securities

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $20.00 for each $1,000 security sold in this offering.  From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI, including Morgan Stanley Wealth Management, and their financial advisors collectively a fixed selling concession of $15.00 for each $1,000 security they sell.  In addition, Morgan Stanley Wealth Management will receive a structuring fee of $5.00 for each security they sell.  For the avoidance of doubt, the fees and selling concessions described in this pricing supplement will not be rebated if the securities are redeemed prior to maturity.

The costs included in the original issue price of the securities will include a fee paid by CGMI to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time.  See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., and Barbara Politi, Associate General Counsel—Capital Markets of Citigroup Inc.  In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated May 11, 2021, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on May 11, 2021, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee

November 2022	PS-17

Citigroup Global Markets Holdings Inc.
5,026 Contingent Income Callable Securities Due November 21, 2024 Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index® Principal at Risk Securities

respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

In the opinion of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Alexia Breuvart, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Barbara Politi, Associate General Counsel—Capital Markets of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents.  This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Barbara Politi, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

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November 2022	PS-18